Exhibit 10.1

January 5, 2016

[Executive Name

Executive Home Address

Executive Home Address]

Dear [Executive]:

Reference is made to the Employment Agreement dated as of November 1, 2004, as amended in a letter amendment dated as of December 23, 2008, between you and AEP Industries Inc. (the “Employment Agreement”), and which is hereby further amended as provided below. Capitalized terms used but not defined in this letter shall have the meaning specified in the Employment Agreement.

1.	The pre-amble (first paragraph) of the Employment Agreement shall be deleted and replaced with the following paragraph:

This Employment Agreement, dated May 9, 2005, (and amended in letter amendments dated December 23, 2008 and January 5, 2016), by and between AEP Industries Inc., a Delaware corporation having its offices at 95 Chestnut Ridge Road, Montvale, New Jersey 07645 (the “Company”), and Executive Name (the “Executive”), presently residing at Executive Home Address, is entered into and shall be effective as of November 1, 2004 (the “Effective Date”.)

2.	The following language in Section 4(a)(i) shall be deleted: “[Q: change re: termination by the Company without Cause, e.g. downsize]”.

3.	The following language in Section 4(b) shall be deleted: “[Company Policy must be written]”.

4.	The following language in Section 10(e) shall be deleted: “[Q-add: except that Executive shall be entitled to be reimbursed for his reasonable legal fees if he is successful in enforcing the provisions requiring payment by the Company.]”

[Executive Name]

January 5, 2016

Page Two

5.	The second paragraph of Section 10(g) shall be deleted and replaced with the following paragraph:

If to the Company, to:

AEP Industries Inc.

95 Chestnut Ridge Road,

Montvale, NJ 07645

Facsimile: (201) 807-6801

Attention: Paul M. Feeney

Executive Vice President, Finance and Chief Financial Officer

With a copy (which shall not constitute notice) to:

Honigman Miller Schwartz and Cohn LLP

660 Woodward Avenue,

2290 First National Building,

Detroit, MI 48226-3506

Facsimile: (313) 465-7317

Attention: Michael S. Ben, Esq.

If to the Executive, to Executive’s address set forth on the revised ‘Exhibit A’ signature page hereto.

6.	‘EXHIBIT A, Executive Data Sheet for Signature Page’ shall be deleted and replaced with the attached ‘EXHIBIT A, Executive Data Sheet for Signature Page, Revised January 5, 2016

The Employment Agreement, as hereby amended, shall remain in full force and effect.

Very truly yours,

AEP Industries Inc.

By:

Its:

The Above is Agreed to
And Accepted:

[Executive Name]